Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Homeownusa (the “Company”) for the three month period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002l 18 U.S.C. Section 1350, that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2017	By:	/s/ Conn Flanigan
Conn Flanigan
Chief Executive Officer, Director

Date: May 15, 2017	By:	/s/ Rongguo (Ronald) Wei
Rongguo (Ronald) Wei Chief Financial Officer